                                                                     Exhibit 9.1




                                Voting Agreement

                                                                     Exhibit 9.1

                                                                  EXECUTION COPY


                                VOTING AGREEMENT

        THIS VOTING AGREEMENT is entered into as of January 6, 2002, by and between The Titan Corporation, a Delaware corporation ("PARENT"), T T III ACQUISITION CORP., a Nevada corporation and wholly-owned subsidiary of Parent ("MERGER SUB"), and each of the undersigned stockholders (each a "STOCKHOLDER" and collectively, the "STOCKHOLDERS") of GlobalNet, Inc., a Nevada corporation (the "COMPANY").


                                    RECITALS

        A. Parent, Merger Sub and the Company are entering into an Agreement and Plan of Merger of even date herewith (the "MERGER AGREEMENT") which provides (subject to the conditions set forth therein) among other things, for the merger (the "MERGER") of Merger Sub with and into the Company pursuant to the terms and conditions of the Merger Agreement. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Merger Agreement. Certain capitalized terms are defined in Section 5 herein.

        B. In order to induce Parent and Merger Sub to enter into the Merger Agreement, the Stockholders, solely in their individual capacities as Stockholders of the Company, are entering into this Voting Agreement.

                                    AGREEMENT

        The parties to this Voting Agreement, intending to be legally bound, agree as follows:

SECTION 1.        VOTING OF SHARES

        1.1. VOTING. Each Stockholder hereby agrees to appear, or cause any transferee of such Stockholder who is a holder of record of any Subject Securities on any applicable record date (the "RECORD HOLDER") to appear, in person or by proxy, for the purpose of obtaining a quorum at any annual or special meeting of stockholders of the Company and at any adjournment thereof for the purpose of voting on the Merger Agreement and the transactions contemplated thereby (a "MEETING"). Each Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, at any Meeting, however called, and in any action by written consent of the stockholders of the Company, each Stockholder shall vote the Subject Securities or cause the Subject Securities to be voted (to the extent such securities are entitled to be voted) in such Stockholder's capacity as a stockholder:

        (a) in favor of the Merger and the approval and adoption of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of the Company and by Parent) in connection with any meeting of, or solicitation of consents from, the stockholders of the Company at which or in connection with which the Merger or the Merger Agreement are submitted for the consideration and vote of the stockholders of the Company;

        (b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement;

        (c) against any action or agreement that would cause any provision contained in Sections 6.1 and 6.2 of the Merger Agreement to not be satisfied;

        (d) against approval or adoption of any extraordinary corporate transaction (other than the Merger, the Merger Agreement or the transactions contemplated thereby) including, without limitation, any transaction involving
(i) the sale or transfer of all or substantially all of the capital stock of the Company, whether by merger, consolidation or other business combination, (ii) a sale or transfer of all or substantially all of the assets of the Company or its subsidiaries, (iii) a reorganization, recapitalization or liquidation of the Company or its subsidiaries, or (iv) any amendment to the Company's governing instruments creating any new class of securities of the Company or otherwise affecting the rights of any class of security as currently in effect; and

        (e) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (i) any Company Acquisition Proposal ; (ii) any change in a majority of the members of the board of directors of the Company; or (iii) any other action which is intended to, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or this Voting Agreement.

        To the extent inconsistent with any of the foregoing provisions of this
Section 1.1, each Stockholder revokes any and all previous proxies with respect to the Subject Securities owned beneficially and/or of record by such Stockholder and agrees not to grant any proxy with respect to and any other voting interests in the Company owned or hereafter acquired beneficially or of record by such Stockholder

SECTION 2.        TRANSFER OF SUBJECT SECURITIES

        2.1. TRANSFEREE OF SUBJECT SECURITIES TO BE BOUND BY THIS AGREEMENT. Each Stockholder agrees that during the period from the date of this Voting Agreement through the Expiration Date, such Stockholder shall not (i) cause or permit any Transfer of any of the Subject Securities to be effected; (ii) tender any of the Subject Securities to any Person or (iii) create or permit to exist any Encumbrance with respect to any Subject Securities (other than Encumbrances which do not affect, directly or indirectly, the right of Parent to vote the Subject Securities as provided herein or Encumbrances arising involuntarily or by operation of law). To the extent that any Encumbrances on the Subject Securities may affect directly or indirectly, the right of Parent to vote the Subject Securities as provided herein, each Stockholder hereby covenants and agrees to use its reasonable best efforts to remove such Encumbrances on the Subject Securities or to cause such Encumbrances to be removed within five (5) business days.

        2.2. TRANSFER OF VOTING RIGHTS. Each Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, such Stockholder shall ensure that: (a) none of the Subject Securities are deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

        2.3. STOP-TRANSFER INSTRUCTIONS. Each Stockholder agrees and consents to the entry of stop-transfer instructions by the Company against the transfer of any Subject Securities consistent with the terms of Section 2.1.


SECTION 3.        REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

        Each Stockholder hereby, severally and not jointly, represents and warrants to Parent as follows:

        3.1. AUTHORIZATION, ETC. Such Stockholder has the legal capacity and absolute and unrestricted right, power, authority and capacity to execute and deliver this Voting Agreement and to perform its obligations hereunder and thereunder. This Voting Agreement have been duly executed and delivered by such Stockholder and constitute legal, valid and binding obligations of such Stockholder, enforceable against such Stockholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        3.2.    NO CONFLICTS OR CONSENTS.

        (a) The execution and delivery of this Voting Agreement by such Stockholder do not, and the performance of this Voting Agreement by such Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to such Stockholder or by which it or any of its properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which such Stockholder is a party or by which such Stockholder or any of his affiliates or properties is or may be bound or affected.

        (b) The execution and delivery of this Voting Agreement by such Stockholder do not, and the performance of this Voting Agreement by such Stockholder will not, require any consent or approval of any Person.

        3.3.    TITLE TO SECURITIES. As of the date of this Voting Agreement:
(a) such Stockholder holds of record (free and clear of any Encumbrances or restrictions except as specifically disclosed on Schedule A hereof) the number of outstanding shares of Company Common Stock reflected on Schedule A as being Owned by such Stockholder under the heading "Shares Held of Record"; (b) such Stockholder holds (free and clear of any Encumbrances or restrictions except as specifically disclosed on Schedule A hereof) the options, warrants and other rights to acquire shares of Company Common Stock reflected on Schedule A as being Owned by such Stockholder under the heading "Options, Warrants and Other Rights"; (c) such Stockholder Owns the additional securities of the Company reflected on Schedule A as being Owned by such Stockholder under the heading "Additional Securities Beneficially Owned"; and (d) such Stockholder does not directly or indirectly Own any shares of Company Common Stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of Company Common Stock or other securities of the Company, other than the shares and options, warrants and other rights reflected on Schedule A as being Owned by such Stockholder.

SECTION 4.        MISCELLANEOUS

        4.1. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties, covenants and agreements made by the Stockholders in this Voting Agreement shall survive until the Expiration Date.

        4.2. EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid solely by the party incurring such costs and expenses.

        4.3. NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Voting Agreement shall be in writing and shall be deemed properly delivered, given and received when actually delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto); provided, however, that a written notice delivered via facsimile shall be deemed delivered only if at the time of, or shortly after, such facsimile transmission the party giving the notice confirms by telephone the actual receipt by the other party of such facsimile transmission:

         IF TO PARENT:

         The Titan Corporation
         3033 Science Park Road
         San Diego, CA  92121
         Facsimile No.:  (858) 552-9759
         Attention: Nicholas J. Costanza, Esq.

         WITH A COPY TO (WHICH COPY SHALL NOT CONSTITUTE NOTICE):

         Hogan & Hartson L.L.P.
         8300 Greensboro Drive
         Suite 1100
         McLean, Virginia 22102
         Facsimile No. (703) 610-6200
         Attention:        Richard K. A. Becker, Esq.
                           Robert A. Welp, Esq.

         IF TO ANY STOCKHOLDER:

         at the address set forth below such Stockholder's signature on the signature page hereof

         WITH COPIES TO (WHICH COPIES SHALL NOT CONSTITUTE NOTICE):

         Greenberg Traurig, LLP
         The MetLife Building
         200 Park Avenue
         New York, New York 10166
         Telephone No.(212) 801-9200
         Facsimile No.(212) 801-6400
         Attention:   Charles P. Axelrod, Esq.

All notices to the Stockholders pursuant to this Voting Agreement simultaneously shall be delivered to the Special Committee (as defined in the Merger Agreement) in the manner provided in the Merger Agreement.


        4.4. WAIVER OF APPRAISAL RIGHTS. Each Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights (including under Section 92A.380 of the Nevada Revised Statutes) and any similar rights relating to the Merger or any related transaction that such Stockholder or any other Person may have by virtue of the ownership of any outstanding shares of Company Common Stock Owned by Stockholder.

        4.5. NO SOLICITATION. Each Stockholder, solely in his capacity as a stockholder, agrees that, during the period from the date of this Voting Agreement through the Expiration Date, such Stockholder shall not, directly or indirectly: (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Company Acquisition Proposal (as defined in the Merger Agreement) or take any action that could reasonably be expected to lead to a Company Acquisition Proposal ; (ii) except in the circumstances specified in the proviso to Section 4.3(a) of the Merger Agreement, furnish any information regarding the Company or any direct or indirect subsidiary of the Company to any Person in connection with or in response to a Company Acquisition Proposal; or (iii) except in the circumstances specified in the proviso to
Section 4.3(a) of the Merger Agreement, engage in discussions or negotiations with any Person with respect to any Company Acquisition Proposal. Each Stockholder shall immediately cease and discontinue any existing discussions with any Person that relate to any Company Acquisition Proposal.

        4.6. SEVERABILITY. If any provision of this Voting Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Voting Agreement. Each provision of this Voting Agreement is separable from every other provision of this Voting Agreement, and each part of each provision of this Voting Agreement is separable from every other part of such provision.

        4.7. ENTIRE AGREEMENT. This Voting Agreement and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Voting Agreement shall be binding upon either party unless made in writing and signed by both parties.

        4.8. ASSIGNMENT; BINDING EFFECT. Except as provided herein, neither this Voting Agreement nor any of the interests or obligations hereunder may be assigned or delegated by any Stockholder or Parent without the prior written consent of the non-assigning parties, which consent shall not be unreasonably withheld, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Voting Agreement shall be binding upon, and inure to the benefit of, the Stockholders and their respective heirs, estate, executors, personal representatives, successors and assigns (as the case may be), and shall be binding upon, and inure to the benefit of, Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Voting Agreement, this Voting Agreement shall be binding upon any Person to whom any Subject Securities are Transferred. Nothing in this Voting Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature. Each Stockholder specifically agrees that the obligation of such Stockholder hereunder shall not be terminated by operation of law, whether by death or incapacity of such Stockholder or otherwise.

        4.9. SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any provision of this Voting Agreement was, or is, not performed in accordance with its specific terms or was, or is, otherwise breached. Each Stockholder agrees that, in the event of any breach or threatened breach by such Stockholder of any covenant or obligation contained in this Voting Agreement, Parent and Merger Sub shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Each Stockholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4.9, and each Stockholder irrevocably waives any objection to the imposition of such relief or any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

        4.10. NON-EXCLUSIVITY. The rights and remedies of Parent under this Voting Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Voting Agreement, and the obligations and liabilities of Stockholder under this Voting Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Voting Agreement shall limit any of Stockholder's obligations, or the rights or remedies of Parent, under any agreement between Parent and Stockholder; and nothing in any such agreement shall limit any of Stockholder's obligations, or any of the rights or remedies of Parent, under this Voting Agreement.

        4.11.   GOVERNING LAW; VENUE.

        (a) This Voting Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws); provided, however, that this Voting Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Nevada to the extent required by the laws of the State of Nevada.

        (b) Any legal action or other legal proceeding relating to this Voting Agreement or the enforcement of any provision of this Voting Agreement may be brought or otherwise commenced in any state or federal court located in the State of Delaware. Stockholder and Parent each:

                (i) expressly and irrevocably consents and submits to the exclusive jurisdiction and venue of any state court of competent jurisdiction located in the State of Delaware or any United States District Court located in the State of Delaware and the applicable courts of appeals therefrom, in connection with any such legal proceeding;

                (ii) agree that if any action is commenced in a state court, then subject to applicable law, no party shall object to the removal of such action to any federal court located in the State of Delaware;

                (iii) agrees that service of any process, summons, notice or document by U.S. mail addressed to him at the address set forth in Section 4.3 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

                (iv) agrees that each state and federal court located in the State of Delaware, shall be deemed to be a convenient forum; and

                (v) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the State of Delaware, any claim by either Stockholder or Parent that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Voting Agreement or the subject matter of this Voting Agreement may not be enforced in or by such court.

        Nothing contained in this Section 4.11 shall be deemed to limit or otherwise affect the right of either party to commence any legal proceeding or otherwise proceed against the other party in any other forum or jurisdiction.

        (c) EACH PARTY IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS VOTING AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS VOTING AGREEMENT.

        4.12. COUNTERPARTS. This Voting Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

        4.13. CAPTIONS. The captions contained in this Voting Agreement are for convenience of reference only, shall not be deemed to be a part of this Voting Agreement and shall not be referred to in connection with the construction or interpretation of this Voting Agreement.

        4.14. WAIVER. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Voting Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Voting Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Voting Agreement, or any power, right, privilege or remedy of Parent under this Voting Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        4.15.   CONSTRUCTION.

        (a) For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

        (b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

        (c) As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

        (d) Except as otherwise indicated, all references in this Voting Agreement to "Schedules," "Sections" and "Exhibits" are intended to refer to Schedules of this Voting Agreement, Sections of this Voting Agreement and Exhibits to this Voting Agreement.

        4.16. STOCKHOLDER CAPACITY. No person executing this Voting Agreement who is a director or officer of the Company makes any agreement or understanding herein in his capacity as such director or officer. Without limiting the generality of the foregoing, Stockholder executes this Voting Agreement solely in its capacity as Owner of Subject Securities and nothing contained in this Agreement shall create any obligation of any Stockholder who is a party hereto to act or refrain from acting in any manner inconsistent with such Stockholder's fiduciary duties as a director of the Company.

        4.17. AMENDMENT. This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed and delivered on behalf of each of the parties hereto.

        4.18. TERMINATION. This Agreement shall terminate upon the Expiration Date.

SECTION 5.        CERTAIN DEFINITIONS

        For purposes of this Voting Agreement:

        (a) "COMPANY COMMON STOCK" shall mean the common stock, par value $0.001 per share, of the Company.

        (b) "EXPIRATION DATE" shall mean the earliest to occur of (i) the date upon which the Merger Agreement is terminated or (ii) upon the Effective Time.

        (c) Each Stockholder shall be deemed to "OWN" or to have acquired "OWNERSHIP" of a security if such Stockholder is the: (i) record owner of such security; or (ii) "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security; provided, however, that each Stockholder shall not be deemed to Own a security solely because of such Stockholder's status as an executive officer, director, partner or member of a Person that owns such security.

        (d) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental body.

        (e) "SUBJECT SECURITIES" with respect to each Stockholder shall mean: (i) all shares of Company Common Stock Owned by such Stockholder as of the date of this Agreement; and (ii) all additional shares of Company Common Stock of which such Stockholder acquires Ownership (including, without limitation, pursuant to the exercise, conversion or exchange, as applicable, of options, warrants and other rights, contractual or otherwise, to acquire shares of Company Common Stock) during the period from the date of this Agreement through the Expiration Date.

        A Person shall be deemed to have effected a "TRANSFER" of a security if such Person directly or indirectly: (i) sells, assigns, pledges, mortgages, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; (ii) enters into an agreement or commitment contemplating the possible sale of, assignment of, pledge of, mortgage of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein; or (iii) reduces such Person's beneficial ownership interest in or risk relating to any such security.

                           [SIGNATURE PAGE TO FOLLOW]

        IN WITNESS WHEREOF, Parent, Merger Sub and each Stockholder have caused this Voting Agreement to be executed as of the date first written above.



                                   PARENT:

                                   THE TITAN CORPORATION


                                   By:  /s/ Eric M. DeMarco
                                      -----------------------------------------
                                   Name: Eric M. DeMarco
                                        ---------------------------------------
                                   Title: Exec. VP & COO
                                        ---------------------------------------


                                    MERGER SUB:

                                   T T III ACQUISITION CORP.

                                   By: /s/ Eric M. DeMarco
                                       -----------------------------------------
                                   Name: Eric M. DeMarco
                                         ---------------------------------------
                                   Title: Exec. VP & COO
                                         ---------------------------------------



                                   STOCKHOLDERS:

                                     /s/ ROBERT J. DONAHUE
                                   --------------------------------------------
                                   Robert J. Donahue
                                   Address:   c/o GlobalNet, Inc.
                                              1919 S. Highland Avenue
                                              Suite 125 D
                                              Lombard, Illinois 60148
                                   Facsimile: (630) 652-1320

                                     /s/ COLUM P. DONAHUE
                                   --------------------------------------------
                                   Colum P. Donahue
                                   Address:   c/o GlobalNet, Inc.
                                              1919 S. Highland Avenue
                                              Suite 125 D
                                              Lombard, Illinois 60148
                                   Facsimile: (630) 652-1320

                                    ADAMS VENTURES, LP

                                    By:  RBD Management, Inc., its general
                                    partner


                                    By:   /s/ ROBERT J. DONAHUE
                                        ----------------------------------------
                                    Name: Robert J. Donahue
                                    Title: President
                                    Address:     c/o GlobalNet, Inc.
                                                 1919 S. Highland Avenue
                                                 Suite 125 D
                                                 Lombard, Illinois 60148
                                    Facsimile:   (630) 652-1320

                                   SCHEDULE A

---------------------------------------------------------------------------------------------------------------------------

                                                                                 ADDITIONAL
                                   SHARES HELD OF      OPTIONS, WARRANTS         SECURITIES         ENCUMBRANCES ON ANY
          STOCKHOLDER                  RECORD           AND OTHER RIGHTS     BENEFICIALLY OWNED       OF THE FOREGOING
---------------------------------------------------------------------------------------------------------------------------
Robert J. Donahue                    3,812,375            250,000(1)              4,431,375(2)              (3)
---------------------------------------------------------------------------------------------------------------------------
Colum P. Donahue                     2,151,240            250,000(1)                 n/a                    (4)
---------------------------------------------------------------------------------------------------------------------------
Adams Ventures, L.P.                 4,431,375              n/a                      n/a
---------------------------------------------------------------------------------------------------------------------------

(1) This number represents options to purchase common stock of the Company granted to such person. The options have the following vesting schedule:
     33% on May 15, 2001, 33% on May 15, 2002 and 33% on May 15, 2003.

(2) This number represents the shares of common stock of the Company held of record by Adams Ventures, L.P.

(3) 75,000 shares (certificate no. 1883) of common stock of the Company owned by Robert J. Donahue are subject to forfeiture and other restrictions and conditions based on a Restricted Stock Grant Agreement dated December 28, 2000 between the Company and Robert J. Donahue.

(4) 75,000 shares (certificate no. 1884) of common stock of the Company owned by Colum P. Donahue are subject to forfeiture and other restrictions and conditions based on a Restricted Stock Grant Agreement dated December 28, 2000 between the Company and Colum P. Donahue.


                                       3